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EXHIBIT (10)e)(v) - EXECUTIVE SEVERANCE PLAN NO. 5






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                               STATE BANCORP, INC.
                         EXECUTIVE SEVERANCE PLAN NO. 5


          PREAMBLE AND STATEMENT OF PURPOSE. The purpose of this Plan is to assure the Corporation that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Corporation notwithstanding the possibility, threat or occurrence of a bid to take over control of or to restructure the Corporation.

          In the event the Corporation receives any proposals concerning a possible restructuring of the Corporation's assets or the acquisition of the Corporation's equity securities, the Board of Directors of the Corporation (the "Board") believes it imperative that the Corporation and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created by such proposal.

          Should the Corporation receive any such proposals, in addition to their regular duties, such key executives may be called upon to assist in the assessment of proposals, advise management and the Board as to whether such proposals would be in the best interest of the Corporation and its shareholders, and to take such other actions as the Board might determine.

          ELIGIBLE EXECUTIVES. Participants under this Plan shall consist of those key executives of the Corporation and its Subsidiaries (as hereinafter defined) who are full-time employees of the rank of Vice-President and above and who are from time to time designated as key executives to be included within this Plan by the Board. A Participant who the Board determines has ceased to be a key executive shall cease to be a Participant in the Plan when notified by the Board of such determination; EXCEPT THAT no such determination that a Participant has ceased to be a key executive shall be made, and if made shall have no effect, (i) within one year after the Change of Control (as hereinafter defined) in question, (ii) at any time after the Executive's employment with the Corporation has terminated or (iii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person has abandoned or terminated its efforts to effect a Change of Control. Any decision by the Board that the third person has abandoned or terminated its efforts to effect a Change of Control shall be conclusive and binding on the Participants.

          AGREEMENTS. An Executive Severance Agreement (the "Agreement"), in substantially the form approved by the Board and attached to this Plan as Exhibit A, shall be executed by the Corporation and each Participant. Each Agreement entered into pursuant to this Plan shall provide the following:

          SEVERANCE PAYMENTS AND ADJUSTMENTS. Unless the Corporation shall have offered to a Participant an employment contract substantially in the form of Exhibit B to the Agreement in accordance with the provisions of the Agreement, in the event of


                                       -2-
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termination of the Participant's employment with the Corporation (including its
Subsidiaries) for any reason (whether voluntary or involuntary, other than as a consequence of death, disability, or retirement at or after his normal retirement date under the Corporation's retirement plans) within one year after a Change of Control; (i) a cash payment will be made to Participant by the Corporation in an amount equal to one times the Participant's then base salary (the "Base Salary"); (ii) continued coverage for the Participant without charge to Participant under the group life insurance plan of the Corporation or any Subsidiary as then in effect or equivalent benefits for an twelve month period following termination at a contribution level determined on the basis of one times the Participant's Base Salary; (iii) continued coverage for the Participant without charge to Participant for twelve months from the date of termination under Hospital/Medical/Surgical insurance of the Corporation or any Subsidiary; (iv) an automobile allowance of $6,000.00; (v) Participant's stock option grants shall become immediately exercisable; and (vi) such other arrangement will be made as the Board deems appropriate; PROVIDED, HOWEVER, that: (a) in the event of a Change of Control defined in clause (iii) of the definition of a "Change of Control", the Board may require, as a condition for receiving the above benefits, that the Participant remain employed by the Corporation (including its Subsidiaries) for a period of up to 180 days following the Change of Control; (b) that the condition set forth in the preceding clause shall be waived if the Corporation


                                       -3-
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(including its Subsidiaries) terminates the Participant's employment of any reason; and (c) that in no event shall the aggregate present value of the severance payments and adjustments to the Participant, discounted under Internal Revenue Code Section 1274(b)(2) using then current federal rates, exceed three times the "base amount", as determined under Internal Revenue Code Section 280G.

          EMPLOYMENT CONTRACT. In the event that prior to the occurrence of a Change of Control the Board determines that a third person has taken steps to effect a Change of Control and that such Change of Control could occur within 90 days after such determination, the Board may approve the Corporation's entering into an employment contract (a "Contract") with a Participant, substantially in the form of Exhibit B to the Agreement, providing for the Participant's continued employment by the Corporation for a period of twelve months (or until the Participant's normal retirement date under the Corporation's retirement plans, whichever is shorter) commencing on the first date upon which a Change of Control occurs, on substantially the same terms as those of his employment prior to the Change of Control. The Corporation's offer to enter into a Contract with a Participant will terminate such Participant's rights to the severance payments and adjustments described in the preceding paragraph, but will not affect any other provisions described in the following paragraph), which shall remain in full force and effect after such offer; PROVIDED THAT no such offer will be effective for any purpose if received by a Participant after a Change of Control has occurred.


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

          OTHER TERMS AND CONDITIONS. The Agreement shall contain such other terms, provisions and conditions not inconsistent with this Plan as shall be determined by the Board.

          NON-ASSIGNABILITY. Each Participant's rights under this Plan shall be non-Transferable except by will or the laws of descent of distribution.

          CERTAIN DEFINITIONS.

          "BASE SALARY" shall mean the Participant's current base salary (including all incentive compensation) whether said salary is paid by the Corporation or any Subsidiary.

          A "CHANGE OF CONTROL" shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes that may be cast for the election of directors of the Corporation, unless the Board within 20 days from the date such person becomes such beneficial owner, determines that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of the corporation; or (ii) at any time on or before November 30, 1998, those persons who were directors of the Corporation on November 30, 1995 (the "Current Directors") or who were recommended for election by a majority of the Current Directors shall have ceased to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (iii) any spin-off or similar corporate division (a "Division") that results in the


                                       -5-
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distribution to shareholders of the Corporation of a business or businesses whose assets represent 20% or more of the fair market value of the total assets of the Corporation and its subsidiaries immediately before the Division. Any determination by the Board made pursuant to clause (i) above that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of the Corporation may be changed by the Board at any time, in which event a Change of Control shall be deemed to have taken place at the date of such changed determination. A Change of Control pursuant to clause (i) above shall not be deemed to have taken place until the expiration of the 20 day period referred to in such clause (i), or, if earlier, a determination by the Board, or a public declaration by such person, that the purpose of such ownership is other than investment only without any intention of influencing the management business or affairs of the Corporation. Any reasonable determination by the Board made in connection with the matters covered by the foregoing definition shall be conclusive and binding on the Participants.

          "SUBSIDIARY" shall mean any domestic or foreign corporation of which the Corporation owns, directly or indirectly, 50% or more of the outstanding securities generally entitled to vote for the election of directors.

          UNFUNDED PLAN. The Plan shall be unfunded. Neither the Corporation nor the Board shall be required to segregate any assets with respect to benefits under the Plan. Neither the Corporation


                                       -6-
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nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Corporation to any Participant with respect to an benefit shall be based solely upon any contractual obligations created by the Plan and the Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation.

          TERMINATION AND AMENDMENT OF THIS PLAN. Unless this Plan shall be earlier terminated or extended in accordance with the next succeeding sentence, this Plan shall terminate on December 31, 1999. The Board shall have power at any time, in its discretion, to amend, abandon or terminate this Plan, in whole or in part; EXCEPT THAT no amendment, abandonment or terminations shall impair or abridge the obligations of the Corporation under any Agreements entered into pursuant to this Plan.

          EFFECTIVE DATE.  This Plan shall become effective on November 28,
1995.


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                                                                       EXHIBIT A


                          EXECUTIVE SEVERANCE AGREEMENT

          AGREEMENT between STATE BANCORP, INC., a New York corporation (the "Corporation"), and
(the "Executive"),

                              W I T N E S S E T H :

          WHEREAS, the Board of Directors of the Corporation has approved the Corporation entering into severance agreements with key executives of the Corporation and its Subsidiaries (as defined in the Plan) pursuant to the Corporation's Executive Severance Plan No. 5 (the "Plan"); and

          WHEREAS, the Executive is a key executive of the Corporation or one of its Subsidiaries and has been selected by the Board as a key executive to be a Participant under the Plan; and

          WHEREAS, should the Corporation receive any proposal from a third person concerning a possible business combination with, a possible restructuring of the assets of or, the acquisition of equity securities of, the Corporation, the Board believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in his position, and that the Corporation be able to receive and rely upon his advice, if it requests it, as to the best interests of the Corporation and its shareholders without concern that he might be distracted by the personal uncertainties and risks created by such a proposal; and

          WHEREAS, should the Corporation receive any such proposals, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Corporation and its shareholders, and to take such other actions as the Board might determine to be appropriate;

          NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Corporation, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:

          1. SERVICES DURING CERTAIN EVENTS. In the event a third person begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps to effect a Change of Control (as hereinafter defined), the Executive agrees that he will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement and the Plan, until the third person has abandoned or terminated his efforts to effect a Change of Control or until a Change of Control has occurred.

          2.  TERMINATION AFTER CHANGE OF CONTROL.  Subject to the provisions of
Section 3 of this Agreement, in the event the Executive's employment with the Corporation (references in this


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Agreement to the Corporation also include, where appropriate, reference to any of the Corporation's Subsidiaries as well as any corporation the business or businesses of which were conducted by the Corporation or any of its Subsidiaries before a Change of Control defined in clause (iii) of paragraph F below) terminates for any reason (either voluntary or involuntary, other than as a consequence of his death or disability, or of his retirement at or after his normal retirement date under the Corporation's retirement plans) within one year after a Change of Control:

          A. LUMP SUM CASH PAYMENT. On or before the Executive's last day of employment with the Corporation, the Corporation will pay to the Executive as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to one times the Executive's then Base Salary as defined in the Plan. In the event there are fewer than twelve whole or partial months remaining from the date of the Executive's termination to his normal retirement date, the amount calculated in this paragraph will be reduced by multiplying it by a fraction the numerator of which is the number of whole or partial months so remaining to his normal retirement date and the denominator of which is twelve.

          B. GROUP LIFE INSURANCE. The Corporation will provide the Executive with coverage under the Corporation's group life insurance plan as then in effect, or equivalent benefits, at no cost to the Executive, for twelve months following the date his employment terminates (or until his normal retirement date,


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whichever is shorter) at a level determined on the basis of one times the
Executive's Base Salary.

          C. HOSPITAL/MEDICAL/SURGICAL INSURANCE. The Executive's participation in the Hospital/Medical/Surgical insurance plan of the Corporation, shall be continued on the same basis as prior to the Change of Control or equivalent benefits shall be provided by the Corporation at no direct cost to him, for a period of twelve months years from the date his employment terminates (or until his normal retirement date, whichever, is shorter).

          D. OTHER PLANS AND AUTOMOBILE ALLOWANCE. The Executive's participation in any applicable Savings, Retirement, Incentive and/or Profit Sharing Plan of the Corporation shall continue only through the last day of his employment. Any terminating distributions and/or vested rights under such Plans shall be governed by the terms of those respective Plans. Notwithstanding anything to the contrary contained herein, Executive's stock option grants shall become immediately exercisable. The Executive shall, in addition, receive an automobile allowance at the rate of $6,000.00 payable in equal monthly installments in advance.

          E. CERTAIN REDUCTION OF PAYMENTS BY THE CORPORATION. Anything in this Agreement to the contrary notwithstanding, in the event the certified public accountants of the Corporation immediately prior to the Change of Control shall determine that any payment or distribution by the Corporation to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment")


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would be nondeductible by the Corporation for Federal income purposes because of
Section 280G of the Internal Revenue Code of 1954, as amended or any successor thereto (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement
(such payments of distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Corporation because of said Section 280G of the Code.

          If said certified public accountants of the Corporation immediately prior to the Change of Control determine that any Payment would be nondeductible by the Corporation because of Section 280G of the Code, the Corporation shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall advise the Corporation in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Corporation may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after

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such election the aggregate present value of the Agreement Payments equals the
Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with
Section 280G(d)(4) of the Code. All determinations made by said certified public accountants of the Corporation under this paragraph shall be binding upon the Corporation and Executive and should be made within 60 days of a termination of employment of Executive. As promptly as practicable following such determination and the elections hereunder, the Corporation shall pay to or distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

          As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by said certified public accountants of the Corporation hereunder, it is possible that Agreement Payments have been made by the Corporation which should not have been made ("Overpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that said certified public accountants, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or Executive which said certified public accountants believe has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which

Executive shall repay to the Corporation together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Corporation if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that said certified public accountants,based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

          F. DEFINITION OF CHANGE OF CONTROL. A "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes that may be cast for the election of directors of the Corporation, unless the Board, within 20 days from the date such person becomes such beneficial owner, determines that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of the Corporation; (ii) at any time on or before November 30, 1998 those persons who were directors of the Corporation on November 28, 1995 (the "Current Directors") or who were recommended for election by a majority of the Current Directors shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (iii) any spin-off, split-up or similar corporation division (a "Division") that results in the distribution to shareholders of the Corporation of a business or businesses whose assets represent 20% or more of the fair market value of the total assets of the Corporation and its subsidiaries immediately before the Division. Any determination by the Board made pursuant to clause (i) above that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of the Corporation may be changed by the Board at any time, in which event a Change of Control shall be deemed to have taken place at the date of such changed determination. A Change of Control pursuant to clause (i) above shall not be deemed to have taken place until the expiration of the 20 day period referred to in such clause (i), or, if earlier, a determination by the Board, or a public declaration by such person, that the purpose of such ownership is other than investment only without any intention of influencing the management, business or affairs of the Corporation. Any reasonable determination by the Board made in connection with the matters covered by the foregoing definition shall be conclusive and binding on the Executive.

          G. Anything else contained herein to the contrary notwithstanding, if a Change of Control defined in clause (iii) of the first sentence of Section 2.F. above occurs, the Board may, on or before the date of such Change of Control, require as an additional condition for receiving the benefits listed in Sections

2.A. through 2.D. above, that the Executive continue in the employ of the Corporation for up to 180 days following the Change of Control, PROVIDED, HOWEVER, that such condition shall be waived if the Executive's employment is terminated by the Corporation for any reason.

          3. EMPLOYMENT CONTRACT EFFECTIVE UPON CHANGE OF CONTROL. In the event that prior to the occurrence of a Change of Control, the Board shall determine, in the exercise of its reasonable business judgment, that a third person has taken steps to effect a Change of Control and that such Change of Control could occur within 90 days after such determination, the Board may approve the Corporation's entering into an employment contract (a "Contract") with the Executive, substantially in the form of Exhibit B hereto, providing for the continued employment of the Executive for a period of twelve months (or until the Executive's' normal retirement date, whichever is shorter) commencing on the first date upon which a Change of Control shall occur. The Contract shall provide, among other things, that the base salary payable to the Executive shall be at least equal to $10,000 in excess of the Executive's Base Salary (as defined in the Plan) paid or payable for the calendar year during which the Contract is entered into (or during which the Change of Control occurs, whichever is higher), and that the Executive's position, authority and responsibilities shall not be less than those held, exercised and assigned immediately prior to the date of the Contract (or the date upon which the Change of Control occurs, whichever are greater). Any offer of the Corporation to enter into a Contract with the Executive shall be made in accordance with the provisions of Section 4.G of this Agreement and shall remain open for a period of 30 days. Upon the Executive's acceptance of an offer made by the Corporation in accordance with the provisions of this
Section 3, or upon his failure to accept such offer within 30 days after his receipt thereof, the obligations of the Corporation under Section 2 of this Agreement shall terminate, and the Corporation shall have no liability under such Section 2 thereafter; PROVIDED that the terms and provisions of this Agreement other than Section 2 shall remain in full force and effect after the making of such offer; AND PROVIDED FURTHER THAT if such offer is received by the Executive after a Change of Control has occurred, such offer shall not be effective for any purpose and all the terms and provisions of this Agreement (including Section 2) shall remain in full force and effect notwithstanding the making of such offer.

          4.  GENERAL.

          A. INDEMNIFICATION. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation, to the extent permitted by applicable law and the Corporation's Certificate of Incorporation and by-laws, hereby indemnifies the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at the State Bank of Long Island prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

          B. PAYMENT OBLIGATIONS ABSOLUTE. The Corporation's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatsoever. In no event shall the Executive be obligated to seek other employment in mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and arrangements required to be made under this Agreement.

          C. CONTINUING OBLIGATIONS. The Executive shall retain in confidence any confidential information known to him concerning the Corporation and its business so long as such information is not publicly disclosed.

          D. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Executive and his estate, and the Corporation and any successor to the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive.

          E. SEVERABILITY. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be effective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          F. CONTROLLING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

          G. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, or shall be sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EXECUTIVE:


          IF TO THE CORPORATION:             State Bancorp, Inc.
                                             699 Hillside Avenue
                                             New Hyde Park, NY 11040


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective when actually received by the addressee.

          H. AMENDMENT. This Agreement may be modified only by an agreement in writing executed by both of the parties hereto.

          I.  TERMINATION.  This Agreement shall terminate upon the earlier of
(a) the termination of the Plan or (b) on the date the Board determines, in accordance with the Plan, that the Executive is no longer a key executive to be included within the Plan and so notifies the Executive; PROVIDED, HOWEVER, that if a Change of Control shall have occurred prior to the termination of the Plan, such termination shall not abridge or impair the obligations of the Corporation under this Agreement and this Agreement shall remain in effect for a period of eighteen months from the date of such Change of Control or until the Executive's normal retirement date, whichever is shorter and, PROVIDED, FURTHER, that a determination pursuant to Clause I.b. shall not be made, and if made shall have no effect, (i) within one year after the Change of Control in question, (ii) at any time after the Executive's employment with the Corporation has terminated or
(iii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change of Control. Any decision by the Board that the third person has abandoned or terminated his efforts to effect a Change of Control shall be conclusive and binding on the Executive.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the 28th day of November, 1995.


                                             ------------------------------
                                                      Executive


                                             STATE BANCORP, INC.


                                             BY:
                                                ---------------------------
                                                        President

                                                                       EXHIBIT B



                               EMPLOYMENT CONTRACT


          AGREEMENT dated _____________, 199_, between, _____________
____________________ a New York corporation (the "Corporation"), and
________________________ (the "Executive").

          The Corporation recognizes that the Executive has made substantial contributions to the growth and success of the Corporation, and desires to assure the Corporation of the Executive's continued service.

          The Executive is willing to continue to perform services for the Corporation during the Employment Period hereinafter referred to.

          Accordingly, the Corporation and the Executive hereby agree as follows:

          1. EMPLOYMENT. The Corporation agrees to continue to employ the Executive, and the Executive agrees to remain in the Corporation's employ, on and subject to the terms and conditions hereinafter set forth.

          2. EMPLOYMENT PERIOD. The period of employment (the "Employment Period") of the Executive by the Corporation as provided in Section 1 shall be for a period commencing on the first date upon which a Change of Control (as hereinafter defined) occurs after the date of this Agreement (the "Effective Date") and ending on the earlier of (i) the date which is twelve months after the Effective Date and (ii) the Executive's normal retirement date under the Corporation's retirement plans (the earlier of the dates referred to in the preceding clauses (i) and (ii) is hereinafter referred to as the "Expiration Date"). For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes that may be cast for the election of directors of the Corporation, unless the Board of Directors of the Corporation (the "Board"), within 20 days from the date such person becomes such beneficial owner determines that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of the Corporation;
(ii) at any time on or before November 30, 1998 those persons who were directors of the Corporation on November 28, 1995 (the "Current Directors") or who were recommended for election by a majority of the Currrent Directors shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (iii) any spin-off, split-off, split-up or similar corporation division (a "Division") that results in the distribution to shareholders of the Corporation of a business or businesses whose assets represent 20% or more of the fair market value of the total assets of the Corporation and its subsidiaries immediately before the Division. Any determination by the Board made pursuant to clause (i) above that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of the Corporation may be changed by the Board at any time, in which event a Change of Control shall be deemed to have taken place at the date of such changed determination. A Change of Control pursuant to clause (i) above shall not be deemed to have taken place until the expiration of the 20 day period referred to in such clause (i), or, if earlier, a determination by the Board, or a public declaration by such person, that the purpose of such ownership is other than investment only without any intention of influencing the management, business or affairs of the Corporation. Any reasonable determination by the Board made in connection with the matters covered by the foregoing definition shall be conclusive and binding on the Executive.

          3.  POSITION AND DUTIES.

          (a) During the Employment Period the Executive's position (including titles), authority and responsibilities shall not be less than those held, exercised and assigned immediately prior to the date of this Agreement (or immediately prior to the Effective Date, whichever are greater). During the Employment Period, the Executive will devote his entire time during reasonable business hours to the business and affairs of the Corporation and will use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, and will not, without the consent of the Board, engage directly or indirectly in any other business for compensation or profit. The Corporation will, at its cost and expense, provide the Executive with offices in

Nassau County or Suffolk County, New York, and other accommodations, and secretarial and other support services, including, if applicable, the use of an automobile at least equal to those provided by the Corporation at any time during the 90 day period immediately preceding the date of this Agreement or, if more favorable to the Executive, at any time thereafter with respect to employment by the Corporation with comparable responsibilities.

          (b) The expiration of the Employment Period shall not be deemed to preclude the Executive from being further employed by the Corporation, and if such employment continues, the employment shall be compensated therefor upon such terms as shall be agreed upon by the Corporation and the Executive.

          4.  COMPENSATION.

          (a) ANNUAL SALARY. The Executive shall receive an annual base salary (the "Annual Salary") at least equal to $10,000.00 in excess of the annual base salary (inclusive of incentive compensation) paid or payable to the Executive by the Corporation during the calendar year in which the date of this Agreement occurs (or during the calendar year in which the Effective Date occurs, whichever is higher). The Annual Salary shall be payable in accordance with the usual payroll practices of the Corporation as in effect during the 90-day period immediately preceding the date of this Agreement or if more favorable to the Executive, as in effect at any time thereafter with respect to employees of the Corporation with comparable responsibilities. Any subsequent increase in the Annual Salary shall not serve to limit or reduce any other obligation of the Corporation hereunder and after any such increase the Annual Salary shall not be reduced.

          (b) INCENTIVE, SAVINGS, RETIREMENT AND OTHER BENEFIT PLANS. During the Employment Period the Executive shall be entitled to participate in all incentive, savings, retirement and other benefit plans and programs of the Corporation, including stock option plans, on a basis providing him with compensation and benefits which, in the aggregate, are at least equal to those provided by the Corporation for its executive employees under such plans and programs as in effect at any time during the 90 day period immediately preceding the date of this Agreement or, if more favorable to the Executive, as in effect at any time thereafter with respect to employees of the Corporation with comparable responsibilities. Notwithstanding anything to the contrary contained herein, Executive's stock option grants shall become immediately exercisable.

          (c) EXPENSES. During the Employment Period the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation as in effect during the 90 day period immediately preceding the date of this Agreement or, if more favorable to the Executive, as in effect at any time thereafter with respect to employees with comparable responsibilities.

          (d) VACATION AND FRINGE BENEFITS. The Executive shall be entitled to paid vacation and fringe benefits in accordance with the policies of the Corporation as in effect during the 90 day period immediately preceding the date of this Agreement or, if more favorable to the Executive, as in effect at any time thereafter with respect to employees with comparable responsibilities.

          5.  TERMINATION.

          (a) DEATH. This Agreement shall terminate automatically upon the Executive's death.

          (b) DISABILITY. The Corporation may terminate this Agreement after having established the Executive's Disability by giving the Executive written notice of its intention to terminate his employment, and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if within 90 days after such receipt the Executive shall fail to return to full time performance of his duties. Any such termination shall be effected only with the approval of the Board. For purposes of this Agreement "Disability" means disability which after the expiration of more than 26 weeks after the commencement is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or his legal representatives.

          (c) CAUSE. The Corporation may terminate the Executive's employment for Cause. Any such termination shall be effected only with the approval of the Board. For purposes of this Agreement, "Cause" means (i) fraud, misappropriation or intentional material damage to the property or business of the Corporation or (ii) commission of a felony as determined by a court of competent jurisdiction, whose determination is final and non-appealable.

          (d) GOOD REASON. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" means:

          (i) without the express written consent of the Executive, (a) any reduction of the Executive's position (including titles), authority or responsibilities with the Corporation under Section 3 of this Agreement or (B) any other breach of Section 3 of this Agreement, other than an insubstantial or inadvertent breach remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Corporation to comply with any of the provisions of Section 4 of this Agreement, other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

          (iii) without the express consent of the Executive, the Corporation's requiring the Executive to be based at any office or location other than that at which the Executive is based at the date of this Agreement, except for travel which is reasonably required in the performance of the Executive's responsibilities and which is substantially similar (as to frequency and duration) to the travel required of the Executive during the one-year period immediately prior to the Effective Date; or

          (iv) any termination by the Corporation of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.

          (e) NOTICE OF TERMINATION. Any termination by the Corporation for Cause or by the Executive for Good Reason shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 8(h) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision of this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the termination date of this Agreement (the "Date of Termination").

          6.  OBLIGATION OF THE CORPORATION UPON TERMINATION.

          (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations incurred by the Corporation hereunder prior to the date of his death.

          (b) DISABILITY. If the Executive's employment hereunder is terminated by reason of the Executive's Disability, the Executive shall be entitled to receive, after the effective date of termination of his employment pursuant to Section 5(b) of this Agreement, Disability and other benefits in accordance with the terms of the plans in which he is a participant pursuant to
Section 4(b) of this Agreement.

          (c) CAUSE. If the Executive's employment hereunder is terminated for Cause, the Corporation shall pay the Executive his full Annual Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Corporation shall have no further obligations to the Executive under this Agreement.

          (d) OTHER. If the Corporation shall terminate the Executive's employment hereunder other than for Cause or Disability (which termination may be effected only with the approval of the Board) or the Executive shall terminate his employment hereunder for Good Reason:

          A. LUMP SUM CASH PAYMENT. On or before the Date of Termination, the Corporation will pay to the Executive as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to one times the Executive's then Annual Salary. In the event that at the Date of Termination there are fewer than twelve whole or partial months remaining until the Expiration Date, the amount calculated in this Paragraph A will be reduced by multiplying it by a fraction the numerator of which is the number of whole or partial months so remaining until the Expiration Date and the denominator of which is eighteen.

          B.  INSURANCE BENEFITS.

          (i) The Corporation shall provide the Executive with coverage under the Corporation's group life insurance plan as then in effect, or equivalent benefits, at no cost to the Executive, for one year following the Termination Date (or until the Expiration Date whichever is shorter) at a level determined on the basis of one times the Executive's Annual Salary.

          (ii) The Executive's participation in the Corporation's Hospital/Medical/Surgical insurance plan shall be continued on the same basis as prior to the Termination Date or equivalent benefits shall be provided, by the Corporation, at no direct cost to the Executive, for a period of twelve months from the Date of Termination (or until the Expiration Date, whichever is shorter).

          C. OTHER PLANS AND AUTOMOBILE ALLOWANCE. The Executive's participation in any applicable Savings, Retirement, Incentive and/or Profit Sharing Plan of the Corporation shall continue only through the Date of Termination. Any terminating distributions and/or vested rights under such Plans shall be governed by the terms of those respective Plans. The Executive shall, in addition, receive an automobile allowance of $6,000.00.

          7. CERTAIN REDUCTION OF PAYMENTS BY THE CORPORATION. Anything in this Agreement to the contrary notwithstanding, in the event the certified public accountants of the Corporation immediately prior to the Change of Control shall determine that any payment or distribution by the Corporation to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Corporation for Federal income purposes because of Section 280G of the Internal Revenue Code of

1954, as amended or any successor thereto, (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments of distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Corporation because of said
Section 280G of the Code.

          If said certified public accountants of the Corporation immediately prior to the Change of Control determine that any Payment would be nondeductible by the Corporation because of Section 280G of the Code, the Corporation shall promptly give the Executive notice to the effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall advise the Corporation in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Corporation may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by said certified public accountants of the Corporation under this paragraph shall be binding upon the Corporation and Executive and should be made within 60 days of a termination of employment of Executive. As promptly as practicable following such determination and the elections hereunder, the Corporation shall pay to or distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

          As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by said certified public accountants of the Corporation hereunder, it is possible that Agreement Payments have been made by the Corporation which should not have been made ("Overpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that said certified public accountants, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or Executive which said certified public accountants believe has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Corporation together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Corporation if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that said certified public accountants,based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

          8. CONTINUING DUTY TO CORPORATION. Following the resignation or termination of the Executive's employment for any reason, the Executive shall retain in confidence any confidential information known by the Executive concerning the Corporation and its business so long as such information is not publicly disclosed.

          9.  MISCELLANEOUS.

          (a) For purposes of this Agreement, all references to the Corporation shall also, where appropriate, be references to (i) any subsidiary of the Corporation and/or (ii) any successor to the Corporation. For purposes of this Agreement, a "subsidiary of the Corporation" shall mean any domestic or foreign corporation of which the Corporation owns, directly or indirectly, 50% or more of the outstanding securities generally entitled to vote for the election of directors.

          (b) If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation, to the extent permitted by applicable law and the Corporation's

Certificate of Organization and by-laws, hereby indemnifies the Executive for his reasonable attorney's fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at the Citibank prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

          (c) The Corporation's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Corporation any have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatsoever. In no event shall the executive be obligated to seek other employment in mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and the obtaining of such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and arrangements required to be made under this Agreement.

          (d) This Agreement shall supersede all prior employment agreements between the Corporation and the Executive effective as of the date of commencement of the Employment Period. Upon the commencement of the Employment Period any prior employment agreement shall be deemed cancelled and terminated and the Executive shall have no further rights thereunder, except that all amounts due and unpaid under such prior employment agreement as of the date of the commencement of the Employment Period shall be paid to the Executive when the same would, but for such cancellation and termination, have been paid.

          (e) This Agreement shall be binding upon and inure to the benefit of the Executive and his estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive.

          (f) Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (g) This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York without reference to principles of conflict of laws.

          (h) This Agreement may be modified only by an agreement in writing executed by both the parties hereto.

          (i) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EXECUTIVE:


          IF TO THE CORPORATION:             State Bancorp, Inc.
                                             699 Hillside Avenue
                                             New Hyde Park, NY 11040


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective when actually received by the addressee.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                                             ------------------------------
                                                      Executive



                                             STATE BANCORP, INC.



                                             BY:
                                                ---------------------------
                                                      President